Energizer Resources Raises Capital Through

Non-Brokered Private Placement Offering

NEWS RELEASE – October 7, 2015

Energizer Resources Inc. (TSX:EGZ) (OTCQB:ENZR) (WKN: A1CXW3)  (“Energizer” or the “Company”) announces it has closed a non-brokered private placement offering  (the “Offering”) for gross proceeds of CDN$710,000. Insiders subscribed for a total of CDN$50,000 as part of this Offering.

The Company has issued 14,200,000 units (the “Units”) at a price of CDN$0.05 per Unit, each Unit being comprised of one (1) common share of the Company and one-half (0.5) of one (1) common share purchase warrant (a “Warrant”), each Warrant entitling the holder thereof to acquire one (1) additional common share of the Company at a price of US$0.07 per share until October 6, 2017.

The net proceeds from the Offering will be used to fund specific value-engineering initiatives, produce purified graphite concentrate samples for battery anode testing from the Molo Project in Madagascar and also for general working capital purposes.

All securities issued in connection with the Offering will be subject to a minimum six-month hold period as required by U.S. securities laws, and will also be subject to a four-month hold period (which will run concurrently with the six-month hold period) as required by Canadian securities laws.

The Company has obtained conditional approval from the Toronto Stock Exchange (the “TSX”) for the listing of all common shares issued pursuant to the Offering. The Offering is subject to receipt of final approval of the TSX.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws, unless an exemption from such registration is available.

On August 27, 2015 the Company announced it had received confirmation that two independent third parties had successfully manufactured spherical graphite from the Company’s Molo flake graphite concentrate and that initial test results indicated it had met all specifications and quality requirements for battery anode material production.

Testing was performed independently by both a leading Japanese manufacturer of battery anode material and a leading European supplier of spherical graphite for electric vehicles (EVs), both of which Energizer is a under a non-disclosure and confidentially agreement with. The purpose of those tests was to ascertain the potential for Energizer’s Molo deposit to be an alternative and sustainable natural source of high-quality, spherical graphite concentrate for the purpose of supplying battery anode material for the EV market.

Based on these results, both parties confirmed that Energizer qualified to move to the next stage in their respective product analysis, which will include additional bulk-sample testing stages down each of the company’s respective customer supply chains. Energizer is currently in discussions with each party regarding expected timelines and logistics regarding these additional stages, including discussions on potential off-take agreements.

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Energizer is expecting additional results on its Molo concentrate from another well-established and reputable independent source that specializes in producing battery-grade spherical graphite specifically for lithium-ion battery applications and looks forward to providing test results when available.

About Energizer Resources

Energizer Resources is a mineral exploration and mine development company based in Toronto, Canada, that is developing its 100%-owned, feasibility-stage flagship Molo Graphite Project in southern Madagascar.

For further information contact:

Brent Nykoliation, Senior Vice President, Corporate Development: +1.416.364.4911

Email:  bnykoliation@energizerresources.com

or Craig Scherba, President and CEO: cscherba@energizerresources.com

Safe Harbour: This press release contains statements that may constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation. Readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are related to use of proceeds of the Offering, future test results and product analysis, the use of the Molo concentrate and further discussions regarding potential off take agreements are based on current expectations, estimates and assumptions that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by the Company and described in the forward-looking statements contained in this press release. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do so, what benefits the Company will derive there from. The forward-looking statements contained in this news release are made as at the date of this news release and the Company does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.